       1                                             Exhibit 4-A


                   LIN BROADCASTING CORPORATION

                       AMENDED AND RESTATED
                      1969 STOCK OPTION PLAN


1.   PURPOSE OF THE PLAN

     The general purpose of this 1969 Stock Option Plan (hereinafter called the Plan) is to aid in maintaining and developing a management and staff capable of assuring the future success of LIN Broadcasting Corporation (hereinafter called the Company) by providing to employees of the Company and its subsidiaries additional incentives to enlarge their proprietary interest in the Company, to continue and increase their efforts on the Company's behalf, and to remain in the employ of the Company or its subsidiaries. Options granted under the Plan may be "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter called the Internal Revenue Code), or "nonqualified stock options".

2.   STOCK RESERVED FOR OPTIONS

     An aggregate of 3,778,941 shares of Common Stock, $.01 par value, of the Company (hereinafter called the Common Stock) will be reserved for issuance or transfer upon the exercise of options granted under the Plan. Such shares may be in whole or in part, as the Board of Directors of the Company shall from time to time determine, authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have been terminated) again be available for other options to be granted under the Plan.

3.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a Committee (hereinafter called the Committee) consisting solely of two or more persons appointed from time to time by the Board of Directors; PROVIDED, HOWEVER, that with respect to officers and directors of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such Committee shall consist solely of three or more persons appointed from time to time by the Board of Directors out of those members of the Board of Directors of the Company who have not at any time within one year prior to service as a Committee member or during such service been eligible to be granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of
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its affiliates except pursuant to certain formula, broad-based or fee election plans specified in Rule 16b-3(c) under the Exchange
Act.

     The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine the purchase price of the Common Stock covered by each option, whether each option shall be an incentive stock option or a nonqualified stock option, the employees to whom, and the time or times at which, options shall be granted, and the number of shares to be subject to each option; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions (and amendments thereof) of the respective option agreements (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to provide that options under the Plan will be incentive stock options under the Internal Revenue Code or nonqualified stock options, or to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee's determination on the foregoing matters shall be conclusive.

     The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

4.   ELIGIBILITY:  FACTORS TO BE CONSIDERED IN GRANTING OPTIONS

     Options may be granted only to key employees (which term as used herein includes officers) of the Company, its subsidiary corporations as defined in Section 425 of the Internal Revenue Code and any other organization (including, but not limited to, partnerships and joint ventures) of which the Company owns more than a 50% equity interest (herein called subsidiaries). A director of the Company or of a subsidiary who is not also an employee of the Company or one of its subsidiaries will not be eligible to receive an option. The maximum number of shares of Common Stock with respect to which an option or options may be granted to any eligible employee in any one fiscal year of the Company shall not exceed 300,000 shares (the "Maximum Annual Employee Grant"). In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the
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services rendered by the respective employees, the present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. An employee who has been granted an option under the Plan may be granted an additional option or options under the Plan if the Committee shall so determine. The aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted incentive stock options in any calendar year after 1980 and before 1987 (under all plans of the Company or any subsidiary) shall not exceed $100,000 plus any unused limit carryover to such year. If $100,000 exceeds the aggregate fair market value (determined at the time the option is granted) of the stock for which an employee was granted incentive stock options in any calendar year (under all plans of the Company or any subsidiary) one-half of such excess shall be unused limit carryover to each of the three succeeding calendar years, under the rules of former Section 422A(c)(4) of the Internal Revenue Cny or any subsidiary) shall not exceed $100,000 plus any unused limit carryover to such year. If $100,000 exceeds the aggregate fair market value (determined at the time the option is granted) of the stock for which an employee was granted incentive stock options in any calendar year (under all plans of the Company or any subsidiary) one-half of such excess shall be unused limit carryover to each of the three succeeding calendar years, under the rules of former Section 422A(c)(4) of the Internal Revenue Cgranted to any person who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, unless at the time the option is granted the option price is at least 110% of the fair market value of the stock subject to the option and the option by its terms is not exercisable for more than 5 years from the date it is granted.

5.   OPTION PRICES

     The purchase price of the Common Stock under each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock at the time of granting the option. Such fair market value shall be determined by the Committee. The purchase price shall be paid in full at the time of exercise as provided in the option agreement (i) in cash or the equivalent in the amount of such purchase price, (ii) by surrender or delivery to the Company of whole shares of Common Stock owned by the persons exercising the option for a period of at least six months with a fair market value (as determined by the Committee) at the close of business on the date the option is exercised equal to such purchase price, (iii) partly in cash or the equivalent and partly by delivery to the Company of whole shares of Common Stock owned by the person exercising the option, such that the sum of the amount of such cash and the fair market value of such shares (as determined by
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the Committee) at the close of business on the date the option is exercised equals such purchase price or (iv) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise. Any provision specifying form of payment in any option agreement related to a nonqualified option outstanding prior to February 11, 1981, shall be waived to the extent necessary to permit the holder of the option covered thereby to pay the purchase price specified therein as provided in clauses (ii), (iii) and (iv) of the preceding sentence. The purchase price specified under each option, as from time to time amended, will remain constant during the term of such option (subject to adjustment pursuant to paragraph 11 hereof). The cash proceeds are to be added to the general funds of the Company and used for its general corporate purposes.

6.   EXERCISE OF OPTIONS

     Unless otherwise provided in the option agreement or by resolution of the Committee adopted at any time, an option granted under the Plan shall become exercisable in installments as follows: To the extent of 30% of the number of shares originally covered thereby, at any time after the grant of the option; to the extent of an additional 20% of such number of shares, at any time after the commencement of each of the second, third and fourth years of the term of the option; and to the extent of an additional 10% of such number of shares subject to the option, at any time after the commencement of the fifth year of the term of the option; and such installments shall be cumulative. The Committee shall have authority in its discretion to prescribe in any option agreement or by resolution adopted at any time that the option may be exercised in different installments during the term of the option, including installments that will make all shares subject to the option become purchasable prior to the employee's compulsory retirement date as prescribed from time to time by the Company. Anything to the contrary notwithstanding, shares of Common Stock obtained upon exercise of the option may not be sold by persons subject to
Section 16 of the Exchange Act until six months after the date the option was granted. An option may be exercised, at any time or from time to time during the term of the option, as to any or all full shares which have become purchasable under the provisions of the option, but not at any time as to less than 25 shares unless the remaining shares which have become so purchasable are less than 25 shares. The term of each option shall not be more than 10 years from the date of granting thereof, or such shorter period as is prescribed in paragraph 9 or 10 hereof. Except as provided in said paragraphs 9 and 10, no option may be exercised at any time unless the holder thereof is then an employee of the Company or one of its subsidiaries.
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Anything herein to the contrary notwithstanding, an incentive stock option granted prior to 1987 shall not be exercisable while there is outstanding any incentive stock option which was granted before the granting of such option to such individual to purchase stock of the Company or a subsidiary (determined at the time of granting of such option) or a predecessor of any such corporations. An option shall be treated as outstanding for this purpose until it is exercised in full or expires by reason of lapse of time. The holder of an option shall not have any of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued to him upon the due exercise of his option.

     If the holder of an option at the occurrence of a Change in Control (as defined below) is (or has been at any time within the six months prior to the Change in Control) an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and if the option has been held by the officer for at least six months, the officer shall, during the 60-day period following such occurrence, be entitled to surrender the option to the extent it is exercisable on the date of surrender to the Company for cancellation as to all shares covered by the portion so surrendered and to accept in exchange therefor a cash payment equal to the product of (x) the difference between the purchase price of such shares under the portion of the option so surrendered and the fair market value of such shares, which will be the greater of (i) the highest selling price of the Common Stock on the National System of NASDAQ (or any other principal market on which the Common Stock is then traded) during the 90-day period prior to the date of surrender of such option, and
(ii) the highest price paid to any holder of Common Stock in the transaction or group of transactions resulting in such Change in Control, times (y) the number of such shares. The Company shall make payment to the optionholder within five (5) business days after the date on which the optionholder delivers notice to the Company of his election to utilize the cash payment procedure provided herein. For purposes of this Section, "Change in Control" shall mean any of the following events: (i) approval by the holders of the Common Stock of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the assets of the Company other than a transfer of the Company's assets to a majority-owned subsidiary of the Company, (iii) approval by the holders of the Common Stock
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of any plan or proposal for the liquidation or dissolution of the
Company, (iv) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or a majority-owned subsidiary of the Company or any employee benefit plan sponsored by the Company or a majority-owned subsidiary of the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 80% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, or (v) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election (or the nomination for election by the Company's stockholders) of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period; PROVIDED, HOWEVER, that no such event or occurrence shall constitute a "Change in Control" if, prior to or concurrently with such event or occurrence, a resolution is adopted by the affirmative vote of 80% or more of the Disinterested Directors then in office declaring that such event or occurrence shall not constitute a Change in Control for purposes of the Plan. For purposes hereof, the term "Disinterested Directors" shall mean any member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its subsidiaries or a participant in the Plan and who, if elected by stockholders, was elected at a regularly scheduled meeting of stockholders prior to the Change in Control and/or, if not elected by stockholders, was recommended for election by a majority of the Disinterested Directors then on the Board of Directors of the Company.

7.   EMPLOYEE'S AGREEMENT TO SERVE

     Each employee receiving an option shall, as one of the terms of the option agreement or of an employment agreement in connection with which such option is granted, agree that he will remain in the service of the Company or one of its subsidiaries for a period of at least one year from the date the option is granted to him or for a period expiring one year after the expiration of the longest period of service called for by any other contract theretofore entered into by him with the Company, whichever is longer (or until his earlier compulsory retirement date as prescribed from time to time by the Company) and that he will, during such employment, devote his entire time, energy, and skill to the service of the Company or such subsidiary and the promotion of its interests, subject to vacations, sick leave, and other absences in accordance with the policies of the Company and its subsidiaries. Such employment shall (subject to the terms of any contract between the Company or any such subsidiary and such
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employee) be at the pleasure of the Company or of such
subsidiary, and at such compensation as the Company or such subsidiary shall reasonably determine from time to time.

8.   NONTRANSFERABILITY OF OPTIONS

     No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised, during the lifetime of the holder thereof, only by him.

9.   TERMINATION OF EMPLOYMENT

     Unless otherwise provided in an option holder's option agreement or by resolution of the Committee adopted at any time,
(A) in the event of termination of the employment of the holder of an option, other than (a) a termination that is either (i) for cause or (ii) voluntary on the part of the employee and without the written consent of the Company, or (b) a termination by reason of death, the employee may exercise his option at any time within three months after such termination of employment (or within one year if the termination is by reason of disability within the meaning of Section 22(e)(3) of the Internal Revenue
Code), but not after ten years from the date of granting thereof, to the extent of the number of shares covered by his option which were purchasable by him at the date of the termination of his employment and (B) in the event of the termination of the employment of the holder of an option that is either (x) for cause or (y) voluntary on the part of the employee without the written consent of the Company, any option held by him under the Plan, to the extent not theretofore exercised, shall forthwith terminate. For purposes of this Plan, an employment relationship shall be deemed to exist between an optionee and the Company or one of its subsidiaries so long as the optionee continues to be an employee of the Company or of a parent corporation as defined in the Internal Revenue Code or a subsidiary or of McCaw Cellular Communications, Inc., a Delaware corporation, or any subsidiary ("McCaw"), or any successor or parent corporation or any subsidiary of any such successor or parent corporation. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant thereto shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect in any way the right of the Company or any of its subsidiaries to terminate his employment at any time.

10.  DEATH OF AN EMPLOYEE

     If an employee to whom an option has been granted under the Plan shall die while he is employed by the Company or a parent corporation as defined in the Internal Revenue Code or a
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subsidiary or by McCaw or any successor corporation or within three months after the termination of his employment, such option (unless it shall have previously terminated pursuant to the provisions of paragraph 9 hereof or unless otherwise provided in his option agreement) may be exercised by a legatee or legatees of the option holder under his last will, or by his personal representatives or distributees, at any time within a period of two years after his death, but not after ten years from the date of granting thereof, (i) if death occurs while he is employed by the Company or a parent corporation as defined in the Internal Revenue Code or a subsidiary or by McCaw or any successor corporation, to the extent of the remaining shares covered by his option, whether or not such shares had become purchasable by such employee at the date of his death, but subject to the ordering rule in paragraph 6, or (ii) if death occurs during such three-month period, to the extent of the number of shares purchasable by such employee pursuant to the provisions of paragraph 9 hereof at the date of his death.

11.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     Notwithstanding any other provision of the Plan, each option agreement may contain such provision as the Committee shall determine to be appropriate for the adjustment of the number, class and purchase price of shares subject to and purchasable upon any exercise of such option in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, and the like or in the event of a Change in Control of the Company, and in the event of any such change in the outstanding Common Stock of the Company or Change in Control of the Company, the aggregate number and class of shares of the Company or of the parent of the Company available under the Plan, the Maximum Annual Employee Grant and the purchase price of such shares shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

12.  MCCAW TRANSACTIONS

     Notwithstanding anything contained in this Plan to the contrary, if (i) a Change in Control, as defined in paragraph 6 hereof, results in the consolidation or merger of the Company with McCaw or a successor to McCaw's rights and obligations under the Private Market Value Guarantee dated December 11, 1989 (a "PMVG Successor") and McCaw or a PMVG Successor is the continuing or surviving corporation as described in paragraph 6 hereof or
(ii) McCaw or a PMVG Successor becomes the beneficial owner of securities of the Company representing 80% or more of the combined voting power of the Company's then outstanding securities as described in paragraph 6 hereof (other than by reason of the sale of the Company in accordance with Section 2(f) of the Private Market Value Guarantee dated December 11, 1989
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(the "Private Market Sale")), in lieu of any other benefit
payable under this Plan, each option outstanding under this Plan shall be converted into an option to purchase a number of shares of Class A Common Stock of McCaw or common stock of any such PMVG Successor (or, in the event that McCaw or any such PMVG Successor is not publicly traded, the common stock of the ultimate publicly traded parent thereof) ("McCaw Stock") determined by multiplying the number of shares subject to that portion of the option which remains outstanding but unexercised by a fraction, the numerator of which is the fair market value on the date of the Change in Control of a share of the Common Stock and the denominator of which is the fair market value of a share of McCaw Stock on the date of the Change in Control. The option price per share of McCaw Stock shall be equal to the product of the per share exercise price of the option multiplied by a fraction, the numerator of which is the fair market value of a share of McCaw Stock and the denominator of which is the fair market value of a share of the Common Stock on the date of the Change in Control. For purposes of this paragraph 12, the fair market value of Common Stock and McCaw Stock shall be equal to the closing price thereof on the relevant date or, if no such shares have been traded on the relevant date, the average of the last reported bid and asked price thereof on the relevant date. Similarly, if a Change in Control results from a Private Market Sale, upon a vote by a majority of the Independent Directors (as defined in the Private Market Value Guarantee) each option outstanding under this Plan shall be changed into an option to purchase the common stock of the ultimate parent of the acquiring entity, the common stock of which is publicly traded on the same basis as set forth above in this paragraph; provided that if no such conversion is approved by the Independent Directors, the Company shall have the right (but not the duty) to cancel each such option in exchange for a payment in cash equal to the excess of the purchase price in the Private Market Sale over the exercise price of such option. For purposes of this paragraph 12, a Change in Control shall be deemed to have occurred regardless of whether the Disinterested Directors adopt a resolution declaring that such event or occurrence shall not constitute a Change in Control.

13.  ADOPTION OF PLAN

     The Plan shall be adopted as of the date of its approval by the Board of Directors.

14.  TERMINATION AND AMENDMENT

     Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no option shall be granted thereunder after, February 28, 1999. The Plan may be terminated, modified, or amended by the stockholders of the Company. The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof as it shall
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deem advisable, including such modifications or amendments as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto; PROVIDED, HOWEVER, that the Board of Directors may not, without further approval by the holders of a majority of the voting stock of the Company voting in person or by proxy at a duly held meeting of stockholders, adopt any amendment which would require stockholder approval under any applicable law or regulation including but not limited to Rule 16-3 under Section 16(b) of the Exchange Act. No termination, modification or amendment of the Plan may, without the consent of the employee to whom any option shall theretofore have been granted, adversely affect the rights of such employee under such option. Any amendment made to the Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the holder of the option agrees otherwise.



































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